EXHIBIT "99.1"

<table>
<tr>
<td>NEWS RELEASE

FOR IMMEDIATE RELEASE</td>
<td>Contact:
Transcontinental Realty Investors, Inc.
Investor Relations
Gene Bertcher (800) 400-6407
investor.relations@transconrealty-invest.com</td>
</tr>
</table>

Transcontinental Realty Investors, Inc. Reports Second Quarter 2018 Results

DALLAS (August 14, 2018 -- Transcontinental Realty Investors, Inc. (NYSE: TCI), a Dallas-based real estate investment company, today reported results of operations for the second quarter ended June 30, 2018. For the three months ended June 30, 2018, we reported net income applicable to common shares of $7.0 million or ($0.81) per share compared to a net loss applicable to common shares of $10.6 million or ($1.22) per share for the same period ended 2017.

The Company maintained its overall focus on growing its portfolio and is working on several strategic initiatives that we previously announced earlier this year. Overall, management remains very encouraged about the overall performance of the company; especially tied to the quality of our assets in our portfolio, and the new multifamily apartment projects under various stages of development.

Revenues

Rental and other property revenues were $31.6 million for the three months ended June 30, 2018. This represents an increase of $0.3 million compared to the prior period revenues of $31.3 million. The increase is driven primarily by an increase in revenues of $1.2 million from our apartment operating segment, offset by a decrease of $0.9 million from our commercial segment.

Expense

Property operating expenses were $15.5 million for the three months ended June 30, 2018. This represents an increase of $0.3 million compared to the prior period operating expenses of $15.2 million. The increase is due to increases in operating expenses in the apartment portfolio of $1.0 million, offset by a decrease in the commercial portfolio of $0.5 million and a decrease in the land portfolio of $0.1 million.

Depreciation and amortization expense was $6.5 million for the three months ended June 30, 2018 for an increase of $0.1 million as compared to the prior period expense of $6.4 million. The change is attributable to the depreciation on acquired apartments.

General and Administrative expenses were $2.2 million for the three months ended June 30, 2018. This represents an increase of $0.9 million compared to the prior period expense of $1.3 million. The increase is due to an increase in expense reimbursements paid to our advisor of approximately $0.7 million and professional fees for audit and tax services of approximately $0.2 million.

Other income (expense)

Mortgage and loan interest expense was $14.2 million for the three months ended June 30, 2018. This represents a decrease of $1.6 million compared to the prior period expense of $15.8 million. The change by segment is a decrease in the other portfolio of $1.2 million, land portfolio of $0.5 million and a decrease in the commercial portfolio of $0.2 million, offset by an increase in the apartment portfolio of $0.3 million. Within the other portfolio, the decrease is primarily due to $1.2 million of interest expense savings related to maturing notes payable paid during the first quarter of 2018.

Other income was $7.5 million for the three months ended June 30, 2018. This represents an increase of $7.6 million compared to prior period other expense of $0.1 million. The increase is the result of insurance proceeds of approximately $6.6 million received subsequent to the "as is" sale of a property damaged by a hurricane, and other miscellaneous income of approximately $1.0 million.

Foreign currency transaction was a gain of $5.9 million for the three months ended June 30, 2018. This represents an increase of $9.3 million compared to prior period foreign currency transaction loss of $3.4 million. The increase is the result of a gain in foreign currency exchange as a result of the favorable exchange rate between the Israel Shekels and the U.S. Dollar related to our Bond program.

For the three months ended June 30, 2018, we sold a golf course for a total sales price of $2.3 million and recorded no gain or loss on the sale. For the same period in 2017, the Company recorded a loss of approximately $0.5 million from the sale of 8.3 acres of land for a sales price of $0.5 million.

About Transcontinental Realty Investors, Inc.

Transcontinental Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including apartments, office buildings, shopping centers, and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. For more information, visit the Company's website at www.transconrealty-invest.com.

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
	(dollars in thousands, except share and par value amounts)			
Revenues:				
Rental and other property revenues (including $208 and $199 for the three months and $415 and $389 for the six months ended 2018 and 2017, respectively, from related parties)	$ 31,607	$ 31,302	$ 62,689	$ 62,837
Expenses:				
Property operating expenses (including $231 and $232 for the three months and $458 and $460 for the six months ended 2018 and 2017, respectively, from related parties)	15,492	15,210	29,947	31,099
Depreciation and amortization	6,522	6,378	12,968	12,681
General and administrative (including $1,187 and $558 for the three months and $2,280 and $1,072 for the six months ended 2018 and 2017, respectively, from related parties)	2,173	1,295	4,365	3,075
Net income fee to related party	53	76	106	136
Advisory fee to related party	2,726	2,501	5,474	4,806
Total operating expenses	26,966	25,460	52,860	51,797
Net operating income	4,641	5,842	9,829	11,040
Other income (expenses):				
Interest income (including $3,486 and $3,070 for the three months and $6,722 and $6,502 for the six months ended 2018 and 2017, respectively, from related parties)	3,544	3,709	7,420	7,130
Other income (expense)	7,482	(104)	9,308	1,338
Mortgage and loan interest (including $327 and $283 for the three months and $645 and $836 for the six months ended 2018 and 2017, respectively, from related parties)	(14,175)	(15,783)	(28,268)	(30,973)
Foreign currency transaction gain (loss)	5,889	(3,425)	7,645	(3,748)
Earnings (losses) from unconsolidated joint ventures and investees	(9)	(10)	2	(18)
Total other income (expenses)	2,731	(15,613)	(3,893)	(26,271)
Gain (Loss) before gain on land sales, non-controlling interest, and taxes	7,372	(9,771)	5,936	(15,231)
(Loss) gain on land sales	-	(476)	1,335	(31)
Net income (loss) from continuing operations before taxes	7,372	(10,247)	7,271	(15,262)
Net income (loss) from continuing operations	7,372	(10,247)	7,271	(15,262)
Net income (loss)	7,372	(10,247)	7,271	(15,262)
Net (income) attributable to non-controlling interest	(126)	(163)	(258)	(282)
Net income (loss) attributable to Transcontinental Realty Investors, Inc.	7,246	(10,410)	7,013	(15,544)
Preferred dividend requirement	(224)	(224)	(446)	(446)
Net income (loss)applicable to common shares	$ 7,022	$ (10,634)	$ 6,567	$ (15,990)
Earnings per share - basic				
Net income (loss) from continuing operations	$ 0.81	$ (1.22)	$ 0.75	$ (1.83)
Earnings per share - diluted				
Net income (loss) from continuing operations	$ 0.81	$ (1.22)	$ 0.75	$ (1.83)
Weighted average common shares used in computing earnings per share	8,717,767	8,717,767	8,717,767	8,717,767
Weighted average common shares used in computing diluted earnings per share	8,717,767	8,717,767	8,717,767	8,717,767
Amounts attributable to Transcontinental Realty Investors, Inc.				
Net income (loss) from continuing operations	$ 7,246	$ (10,410)	$ 7,013	$ (15,544)
Net income (loss) applicable to Transcontinental Realty, Investors, Inc.	$ 7,246	$ (10,410)	$ 7,013	$ (15,544)

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(unaudited)	(audited)
	(dollars in thousands, except share and par value amounts)	
Assets		
Real estate, at cost	$ 1,150,055	$ 1,112,721
Real estate subject to sales contracts at cost	43,767	45,739
Less accumulated depreciation	(184,741)	(178,590)
Total real estate	1,009,081	979,870
Notes and interest receivable (including $50,020 in 2018 and $45,155 in 2017 from related parties)	83,463	70,166
Cash and cash equivalents	28,105	42,705
Restricted cash	64,669	45,637
Investments in unconsolidated joint ventures and investees	2,474	2,472
Receivable from related party	126,181	111,665
Other assets	54,772	60,907
Total assets	$ 1,368,745	$ 1,313,422
Liabilities and Shareholders' Equity		
Liabilities:		
Notes and interest payable	$ 915,183	$ 892,149
Notes related to real estate held for sale	376	376
Notes related to real estate subject to sales contracts	-	1,957
Bond and bond interest payable	143,897	113,047
Deferred revenue (including $40,907 in 2018 and $40,574 in 2017 to related parties)	62,166	60,949
Accounts payable and other liabilities (including $6930 in 2018 and $7,236 in 2017 to related parties)	32,037	36,683
Total liabilities	1,153,659	1,105,161
Shareholders' equity:		
Preferred stock, Series C: $0.01 par value, authorized 10,000,000 shares; issued and outstanding zero shares in 2018 and 2017. Series D: $0.01 par value, authorized, issued and outstanding 100,000 shares in 2018 and 2017 (liquidation preference $100 per share)	1	1
Common stock, $0.01 par value, authorized 10,000,000 shares; issued 8,717,967 shares in 2018 and 2017; outstanding 8,717,767 shares in 2018 and 2017	87	87
Treasury stock at cost, 200 shares in 2018 and 2017	(2)	(2)
Paid-in capital	268,503	268,949
Retained deficit	(72,852)	(79,865)
Total Transcontinental Realty Investors, Inc. shareholders' equity	195,737	189,170
Non-controlling interest	19,349	19,091
Total shareholders' equity	215,086	208,261
Total liabilities and shareholders' equity	$ 1,368,745	$ 1,313,422